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                                   EXHIBIT 5.1



                                  June 6, 1997






National Financial Auto Funding Trust
One Park Place
621 N.W. 53rd Street
Boca Raton, Florida 33487

         Re: National Auto Automobile Receivables Trusts -- Automobile Receivables-Backed Certificates and Automobile
               Receivables-Backed Notes

Ladies and Gentlemen:

                  We have acted as special counsel to National Financial Auto Funding Trust, a Delaware business trust (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Automobile Receivables-Backed Certificates (the "Certificates") and Automobile Receivables-Backed Notes (the "Notes"; together with the Certificates, the "Securities") and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under (i) separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates or (ii) separate trust agreements (each such agreement, a "Trust Agreement") among the Registrant, a trustee to be identified in the prospectus supplement for such series of Certificates and certain other parties as specified in such prospectus supplement. The Notes are issuable in series under separate indentures (each, an "Indenture") between a trust formed pursuant to a Trust Agreement (the "Issuer") and an indenture trustee to be identified in the prospectus supplement for such series of Notes. Each Pooling and Servicing Agreement, Trust Agreement, Indenture, Note and Certificate will be substantially in the form filed as an Exhibit to the Registration Statement
(the "Documents").

                  In connection with rendering this opinion letter, we have examined the forms of the Documents, the Registration Statement and such records and other documents, and considered such questions of law as we have deemed necessary. In making our examination of the Documents, we have assumed that: (i) each party to one or more of the Documents will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and will have the power and authority to conduct its business as presently conducted; (ii) each party to one or more of the Documents will have the power and authority to execute and deliver, and to perform and observe the provisions of the Documents, and will have duly authorized, executed and delivered such Documents; (iii) such Documents will constitute valid and binding obligations of such party (other than the Registrant and the applicable Issuer), enforceable against such party (other than the Registrant and the applicable Issuer) in accordance with their respective terms; and (iv) the Documents will be executed and delivered substantially in the form filed as an Exhibit to the Registration Statement and the Certificates and Notes will be sold as described therein.



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                  The opinions hereinafter expressed are subject to the
following qualifications and exceptions:

                  (i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

                  (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercial unreasonable, or where their breach is not material; and

                  (iii) we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any laws or regulations applicable to it, or (2) the legal or regulatory status or nature of the business of any such party.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. Upon the authorization, execution and delivery thereof by the parties thereto, each Pooling and Servicing Agreement and Trust Agreement will constitute the legal, valid and binding obligation of the Registrant, enforceable against the Registrant in accordance with its terms.

                  2. Upon the authorization, execution and delivery of a Pooling and Servicing Agreement or Trust Agreement for a series of Certificates by the parties thereto, the execution and authorization of the Certificates of such series in accordance with the provisions of that Pooling and Servicing Agreement or Trust Agreement, as applicable, and the sale and delivery of such Certificates as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement or Trust Agreement, as applicable.

                  3. Upon the authorization, execution and delivery thereof by the parties thereto, each Indenture will constitute the legal, valid and binding obligation of the applicable Issuer, enforceable against such Issuer in accordance with its terms.

                  4. Upon the authorization, execution and delivery of an Indenture for a series of Notes by the parties thereto, the execution and authentication of the Notes of such


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series in accordance with the provisions of that Indenture and the sale and delivery of such Notes as contemplated in the Registration Statement and prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be the legal, valid and binding obligations of the applicable Issuer and entitled to the benefits of that Indenture.

                  5. The description of the material federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Certificates and/or Notes, is accurate in all material respects with respect to those tax consequences that are discussed, and our opinion is limited to those federal income tax consequences specifically discussed therein.

                  We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules) and the federal laws of the United States of America, as in effect on the date hereof. For purposes of this opinion, we have assumed that Section 5-1401 of the General Obligations Law of the State of New York would be given effect in accordance with its terms. We have assumed that the transactions contemplated by the Documents do not violate the public policy of any jurisdiction other than New York having a substantial relationship to that transaction. We express no opinion as to any New York choice-of-law provision in the Documents to the extent that Section 1-105(2) of the Uniform Commercial Code of the State of New York requires the application of the law of another jurisdiction. We have further assumed, with your permission, that any provision in the Documents excepting New York choice or conflicts of law rules from any New York choice-of-law provision would not be interpreted to include
Section 5-1401 of the General Obligations Law of the State of New York.

                  This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Consequences". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                             Very truly yours,



                             Morrison & Foerster LLP





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